Report of Independent Registered Public Accounting Firm


To the Shareholders and Trustees of
Vanguard PRIMECAP Fund
Vanguard Target Retirement Income Fund
Vanguard Target Retirement Income 2005 Fund
Vanguard Target Retirement Income 2015 Fund
Vanguard Target Retirement Income 2025 Fund
Vanguard Target Retirement Income 2035 Fund
Vanguard Target Retirement Income 2045 Fund

In planning and performing our audits of the financial statements of Vanguard PRIMECAP Fund, Vanguard Target Retirement Income
Fund, Vanguard Target Retirement Income 2005 Fund, Vanguard
Target Retirement Income 2015 Fund, Vanguard Target Retirement
Income 2025 Fund, Vanguard Target Retirement Income 2035
Fund, and Vanguard Target Retirement Income 2045 Fund
(comprising the Vanguard Chester Funds, the ?Funds?) as of and for the year ended September 30, 2005, in accordance with the standards of the Public Company Accounting Oversight Board
(United States), we considered the Funds? internal control over financial reporting, including controls for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the Funds? internal control over financial reporting as of September 30, 2005.

The management of the Funds is responsible for establishing and maintaining internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund?s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control over financial reporting includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund?s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the fund?s ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the fund?s annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Funds? internal control over financial reporting would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, during our audits of the financial statements of the Funds as of and for the year ended September 30, 2005, we noted no deficiencies in the Funds? internal control over financial reporting, including controls for safeguarding securities, that we consider to be a material weakness as defined above as of September 30, 2005.

This report is intended solely for the information and use of management, the Trustees of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.







November 7, 2005
2

2